Exhibit 21.1

Subsidiaries of SentinelOne, Inc.

Company Name	Country	Relationship	Address
SentinelOne, Inc	US	Ultimate Parent	444 Castro Street, 4th Floor, Mountain View, CA 94041
SentinelOne Ventures LLC	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Sentinel Labs Israel Ltd	Israel	Entity	121 Menachem Begin Road, Sarona Tower, 38th Floor, Tel Aviv
Scalyr, LLC (fka Scalyr, Inc.)	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Attivo Networks, LLC (fka Attivo Networks, Inc.)	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Sentinel Labs Limited	UK	Entity - Limited Company	Fourth Floor, St James House, St James Square, Cheltenham, GL50 3PR
EPP Sentinel Research Labs France SAS	France	Entity - Limited Company	23 Rue Balzac, 75008 Paris, France
SentinelOne Holding B.V.	Netherlands	Entity	Strawinskylaan 4117, 1077ZX Amsterdam, the Netherlands
SentinelOne B.V.	Netherlands	Entity	Strawinskylaan 4117, 1077ZX Amsterdam, the Netherlands
SentinelOne CZ s.r.o	Czech Republic	Entity - Limited Company	Karolinská 707/7, Karlín, 186 00 Praha 8, Czech Republic
SentinelOne Denmark ApS	Denmark	Entity - Limited Company	C/O Crowe Rygårds Allé 104 2900 Hellerup, Denmark
SentinelOne Italy Srl	Italy	Entity - Limited Company	MILANO (MI) VIA CERESIO 7 CAP 20154, Italy
SentinelOne Cybersecurity Ireland Limited	Ireland	Entity - Limited Company	70 Sir John Rogerson's Quay, Dublin 2, Ireland
SentinelOne GmbH	Germany	Entity - Limited Company	Prielmayerstrasse 3, 80335 Munchen
SentinelOne Poland Sp Z o.o.	Poland	Entity – Limited Company	ul. PRZYOKOPOWA, nr 33 WARSZAWA, kod 01-208 Polska
SentinelOne Japan KK	Japan	Entity - Limited Company	2-1-3 Nihonbashi, Chuo-ku, Tokyo
Sentinel Labs Pte Limited	Singapore	Entity	12 Tannery Road #10-01, HB Centre 1, Singapore 347722
Sentinel Labs Australia Pty Ltd	Australia	Entity - Limited Company	c/o McCullough Robertson, Level 32, MLC Centre, 19 Martin Place, Sydney, NSW 2000
SentinelOne India Private Limited	India	Entity - Limited Company	24, 3 Floor, Harbans Singh Street, Darya Ganj, Delhi Central Delhi DL 110002 IN

Attivo Networks Security India Private Limited	India	Entity - Limited Company	1 Right Wing Second Floor IT PA Bangalore, India
Attivo Networks Pte, Ltd (Non-operational)	Singapore	Entity - Limited Company	10 Anson Road, #20-05A, International Plaza Singapore 079903
Attivo Networks Europe, Limited (Non-operational)	UK	Entity - Limited Company	160 Great Queen Street, Covent Garden London, WC2B 5AH, United Kingdom